Exhibit 16.1

January 31, 2013

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE Washington, DC 20549

Ladies and Gentlemen

I have read the statements included under Item 4.01 in the Form 8-K filing dated January 31, 2013 of Drinks Americas Holdings, Ltd. (the “Company”) to be filed with the Securities and Exchange Commission and I agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Bernstein & Pinchuk LLP
Bernstein & Pinchuk LLP
New York, New York
January 31, 2013